UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 29, 2002

ALLIED CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-22832 (Commission File Number)	52-1081052 (I.R.S. Employer Identification No.)

1919 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (202) 331-1112

Item 4. Changes in Registrant’s Certifying Accountant

a.	On March 29, 2002, Allied Capital Corporation (“Allied Capital”) selected KPMG LLP to serve as Allied Capital’s independent public accountants for the fiscal year ending December 31, 2002. Allied Capital will dismiss Arthur Andersen LLP as its independent accountants effective upon completion of the December 31, 2001 audit. The decision to change accountants was approved by Allied Capital’s Audit Committee and Board of Directors and will be submitted for ratification by its stockholders.

b.	In connection with its audits for the two most recent fiscal years and through the date hereof, (1) there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there has been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

c.	The reports of Arthur Andersen on the financial statements of Allied Capital for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

d.	Allied Capital has not consulted with KPMG during the last two years or subsequent interim periods on either the application of accounting principles to a specified transaction either completed or proposed or the type of audit opinion KPMG might issue on Allied Capital’s financial statements.

e.	Allied Capital has requested that Arthur Andersen furnish a letter addressed to the Securities and Exchange Commission stating whether or not Arthur Andersen agrees with the above statements. A copy of such letter to the Securities and Exchange Commission, dated April 1, 2002, is filed as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 1, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 3, 2002	ALLIED CAPITAL CORPORATION

By:	/s/ Penni F. Roll Penni F. Roll Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 1, 2002

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